Exhibit 99.1

SUBSCRIPTION AGREEMENT

Montreal Services Company
941 de Calais Street
Mont St-Hilaire, Quebec
Canada J3H 4T7

Dear Sirs:

     Concurrent with execution of this Agreement, the undersigned (the “Purchaser”) is purchasing _______________________________________________(__________) shares of Common Stock of Montreal Services Company (the “Company”) at a price of $0.10 per Share (the “Subscription Price”).

     Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

     Purchaser further confirms that Michel St-Pierre solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Mr. St-Pierre.

     MAKE CHECK PAYABLE TO: MONTREAL SERVICES COMPANY

     Executed this _____day of ___________________, 2009.

Signature of Purchaser

Address of Purchaser

Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

_________________	X $0.10	____________ =	US$
Number of Shares Purchased			Total Subscription Price

Form of Payment: Cash:_______ Check #: ____________________ Other: ____________________

MONTREAL SERVICES COMPANY

By: __________________________________

Title: _________________________________